Exhibit 1.1
PLACEMENT AGENT AGREEMENT
between
WSHARES BITCOIN FUND
and
OASIS PRO MARKETS LLC

PLACEMENT AGENT AGREEMENT
This PLACEMENT AGENT AGREEMENT, dated as of [●], 2023 (this “Agreement”), is entered into between WSHARES BITCOIN FUND, a statutory trust formed under the laws of the State of Delaware (the “Trust”) and OASIS PRO MARKETS LLC, a limited liability company organized under the laws of the State of Delaware (the “Placement Agent”).
RECITALS
WHEREAS, the Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission (the “SEC”) and the Financial Industry Regulatory Authority (“FINRA”);
WHEREAS, the Trust plans to offer for sale to the public shares representing fractional undivided beneficial interests in and ownership of the Trust (the “Shares”);
WHEREAS, the Trust desires to appoint the Placement Agent to serve as placement agent for the public offering of Shares issued by the Trust (the “Offering”) to facilitate the offering of the Shares; and
WHEREAS, the Placement Agent desires to accept such appointment, and to serve as placement agent and provide the services described in this Agreement in connection therewith.
NOW THEREFORE, in consideration of the mutual promises and intending to be legally bound, the parties hereby agree as follows:
1. Defined Terms.  As used in this Agreement, the term “affiliate” shall mean any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).
2. Appointment of Placement Agent. The Trust hereby appoints the Placement Agent as the placement agent for the Trust for the period and upon the terms herein set forth, for the purposes of obtaining purchasers for, and assisting in the offering of, the Shares in the manner contemplated herein. The Placement Agent hereby accepts such appointment and agrees to use commercially reasonable efforts during such period to find eligible purchasers for the Shares.

3. Offer and Sale of Shares.
(a) Pursuant to the Registration Statement (the “Registration Statement”) and amendments thereto meeting the requirements of Form S-1 under the Securities Act and the rules and regulations of the SEC promulgated thereunder and the final prospectus (the “Prospectus”), the Trust is offering Shares, subject to a minimum capital commitment of $25,000 and any additional capital commitment in excess thereof in integral multiples of $1,000 (the “Commitment”) per subscriber (“Subscriber”), as set forth in the Prospectus, the Subscription Agreement (as defined below) and the Trust Agreement (as defined below). The Commitment of any Subscriber shall be made as provided in the subscription agreement (the “Subscription Agreement”) completed and executed by such Subscriber in connection with the Commitment. Seven (7) Business Days after the effectiveness of the Registration Statement (the “Closing Date”), (i) if the Trust receives Commitments from Subscribers for 400,000 or more Shares, the Trust and the Placement Agent shall instruct UMB Bank, N.A. (the “Escrow Agent”) to release the balance of the non-interest bearing deposit account maintained by the Escrow Agent to receive the Commitments of all Subscribers (the “Investor Funds”), and the Trust shall concurrently deliver the Shares purchased to the Subscribers, or (ii) if the Trust receives Commitments from Subscribers for less than 400,000 Shares, the Trust and the Placement Agent shall instruct the Escrow Agent to return the Investor Funds to the Subscribers, in each case, as described in the Prospectus, the Subscription Agreement and the escrow agreement with the Escrow Agent.
(b) Shares may only be sold by the Trust at the prices and terms described in the then-current Prospectus relating to the Shares.
(c) Each Subscriber will be required to deliver a completed Subscription Agreement to the Placement Agent, and the Placement Agent will make available to the Trust and the Escrow Agent copies of each Subscription Agreement.
(d) The Placement Agent and its affiliates may purchase Shares for their own account as principal, although they will be under no obligation to do so.
(e) Offers of the Shares will be made by the Placement Agent, and any person acting on its behalf, including any affiliate or sales or marketing agent, only through the Prospectus and other documents mutually agreed upon between the Placement Agent and the Trust. The Placement Agent will deliver or cause to be delivered to each prospective investor, prior to the purchase of Shares by such investor, the Prospectus.
(f) The Placement Agent, and any person acting on its behalf, including any affiliate or sales or marketing agent, will comply with all applicable laws and regulations with respect to the offer and sale of the Shares; and neither the Placement Agent nor the Trust nor any person acting on behalf of either, including any affiliate or sales or marketing agent, will offer for sale or sell the Shares by means of any document or in any manner that does not comply with applicable laws and regulations.
(g) The Placement Agent and the Trust, and any person acting on behalf of either, shall offer the Shares in compliance with the applicable law in any jurisdiction in which such offering is made.

(h) To the extent required by applicable state law, the Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such states as the Placement Agent and the Trust may approve; provided that the Trust shall not be required to amend the Trust’s trust agreement, as amended or restated from time to time (the “Trust Agreement”), to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. The Placement Agent shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.
4. Reliance. The Trust acknowledges that the Placement Agent, in arranging for the placement of the Shares, will do so in reliance on the representations, warranties, covenants and agreements of the Trust contained herein. The Placement Agent acknowledges that the Trust, in its engagement of the Placement Agent in connection with the placement of the Shares, does so in reliance on the representations, warranties, covenants and agreements of the Placement Agent contained herein.
5. Representations; Warranties and Covenants of the Trust.
The Trust represents, warrants and agrees with the Placement Agent, for its benefit that:
(a) the Trust is a statutory trust, duly formed, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties to conduct the Trust’s business as contemplated by the Prospectus;
(b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of the Trust;
(c) the Trust has all requisite power and authority to duly and validly issue its Shares to investors;

(d) the Shares, when issued and paid for in the amounts and for the consideration described in the Prospectus, will be entitled to the rights and subject to the restrictions and conditions contained in the Trust Agreement; in no event shall any Shareholder of the Trust (“Shareholder”) or former Shareholder be personally liable for the repayment and discharge of any debts and obligations of the Trust or have any liability in respect of the debts and obligations of the Trust except as provided in the Trust Agreement and to the extent otherwise required by law;
(e) at all times while the Shares are being sold in this public offering, the Shares will be registered under the Securities Act;
(f) the Placement Agent is entitled to rely, without investigation, appraisal or verification, on the contents of the Prospectus, the Registration Statement and the Marketing Materials, if any, in connection with the Offering, and that the Placement Agent will not be responsible for the accuracy or completeness of any such materials. For purposes of this Agreement, “Marketing Materials” means any advertisement, or sales and marketing materials prepared by the Trust identified on Exhibit A and used in the Offering of Shares;

(g) (i) neither the Registration Statement nor any Marketing Materials will contain as of the Closing Date, and as amended or supplemented from time to time, neither will contain, if applicable, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state as of any such date a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as amended or supplemented, as of its date, did not and, as of the date of effectiveness of the Registration Statement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Registration Statement and the Prospectus and, as amended or supplemented from time to time, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations thereunder;
(h) the Trust will not file any amendment to the Registration Statement or amend the Prospectus or any Marketing Materials without giving the Placement Agent reasonable advance notice and a reasonable opportunity to review (which such review specifically as it relates to Marketing Materials shall take no longer than five (5) Business Days) prior to filing of any such amendment, provided that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or amend the Prospectus, of whatever character, as the Trust may deem advisable;
(i) the Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Trust, are threatened by the SEC; the Trust shall promptly advise the Placement Agent (i) of any request by the SEC or any state securities examiner for amendments to the Trust’s Registration Statement or the Prospectus or for additional information, (ii) in the event of the issuance by the SEC or any state securities examiner of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) of the happening of any material event that makes untrue any statement made in the Trust’s then-current Registration Statement, the Prospectus or any Marketing Materials or which requires the making of a change in either thereof in order to make the statements therein not misleading, and (iv) of all actions of the SEC with respect to any amendments to the Trust’s Registration Statement that may from time to time be filed with the SEC under the Securities Act;
(j) the Trust is not in violation of its organizational documents and is not in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, and neither the execution, delivery or performance of this Agreement by the Trust nor the consummation of any of the transactions contemplated herein will violate any provision of the organizational documents of the Trust or any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic;

(k) the description of the Shares contained in the Prospectus conforms in all material respects to the terms and conditions that will be set forth in the Trust Agreement;
(l) the Trust shall not make any representations (whether written or oral) concerning the Trust or its affiliates, other than those representations contained in the Prospectus and the Marketing Materials;
(m) the Trust has not prepared, used or referred to, and will not without the Placement Agent’s prior written consent prepare, use or refer to, any advertisement or sales or marketing materials other than the Marketing Materials;
(n) neither the Trust, nor any affiliate of the Trust (other than the Placement Agent) shall offer any Shares in any jurisdiction, except in compliance with the applicable laws of such jurisdiction in which such offering is made;
(o) the Trust will comply with all laws, rules and regulations (to the extent applicable to the Trust) of any jurisdiction in which the Trust is organized or operated or, to the extent relevant to such activity, in which the Shares are marketed. In particular, the Trust will promptly obtain and maintain all necessary authorizations required with respect to the Trust (other than any authorizations the Placement Agent is required to obtain in order to conduct is business generally in any jurisdiction or in order to perform its services hereunder);
(p) the Trust will, so long as any of the Shares remain outstanding, furnish directly to the Placement Agent copies of each communication sent to Shareholders, including annual or interim reports of the Trust, as soon as such communications or reports are delivered or made available to Shareholders, provided that such obligation shall be deemed satisfied by the Trust’s making of public filings required under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the period when the Trust is required to make such filings;
(q) the Trust will take all action which is required to ensure that the offering and sale of Shares will comply with the Securities Act and applicable blue-sky laws;
(r) the Trust is not registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and will not be required to register under the Investment Company Act;
(s) the Trust will notify the Placement Agent promptly of any occurrence of which it becomes aware which is material in the context of the offering and sale of the Shares, including any event which shall lead the Trust to reasonably believe that the Prospectus or any Marketing Materials is or will be misleading in any material respect, or which affects any of the representations, warranties, agreements and indemnities by the Trust contained in this Agreement (or which would have affected any of the same if this Agreement had been entered into immediately thereafter) and will take such steps as may be reasonably requested by the Placement Agent to remedy and/or publicize the same and to indemnify the Placement Agent out of the assets of the Trust in respect of any such steps taken by it;
(t) the tax structure of the Trust and the Offering qualifies as a “direct participation program” as defined under FINRA Rule 2310, and accordingly, the Trust shall, upon reasonable request of the Placement Agent, provide all materials required in order for the Placement Agent to comply with FINRA Rule 2310;

(u) neither the Trust, nor the Sponsor or any director, officer or employee of the Trust or the Sponsor nor, to the knowledge of the Trust, any agent, affiliate, representative or other person associated with or acting on behalf of the Trust has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise to pay or authorization or approval of any unlawful payment or benefit, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Trust has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and the representations and warranties contained herein. The Trust will not use, directly or indirectly, the proceeds from the Offering hereunder in furtherance of any offer, payment, promise to pay or authorization or approval of any payment or benefit, giving or receipt of money, property, gifts or anything else of value, to any person in violation of any anti-corruption law;
(v) the operations of the Trust and the Sponsor are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Trust conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust and the Sponsor with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Trust, threatened;
(w) neither the Trust, nor the Sponsor or director, officer, or employee of the Trust or the Sponsor, nor, to the knowledge of the Trust, any agent, affiliate, representative or other person associated with or acting on behalf of the Trust (each, a “Person”) is, or is owned or controlled by one or more persons that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); nor is the Trust or the Sponsor located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Trust will not directly or indirectly use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five (5) years, the Trust and the Sponsor have not knowingly engaged in and are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(x) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

(y) the Trust shall disclose all items under FINRA Rule 2310(b)(5) in the Registration Statement, the Prospectus and/or periodic reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as applicable.

6. Representations, Warranties and Covenants of the Placement Agent.
The Placement Agent represents, warrants and agrees with the Trust, for its benefit that:
(a) the Placement Agent is a duly formed and validly existing limited liability company under the laws of the State of Delaware and has the requisite power and authority to conduct its business as contemplated by its organizational documents;
(b) the execution, delivery and performance of this Agreement by the Placement Agent has been duly authorized by all necessary action, and upon execution and delivery hereof, this Agreement will be a valid, binding and enforceable obligation of the Placement Agent;
(c) the Placement Agent will offer the Shares for sale and will solicit offers to buy the Shares only in compliance with the procedures described in the Registration Statement, the Prospectus and this Agreement and in accordance with applicable law;
(d) without the prior consent of the Trust, no steps will be taken by the Placement Agent to qualify the Shares for sale in any jurisdiction outside of the United States;
(e) neither the Placement Agent, nor any person acting on behalf of the Placement Agent, shall offer the Shares in any jurisdiction, except in compliance with the applicable law in any such jurisdiction in which such offering is made;
(f) the Placement Agent will notify the Trust promptly of any occurrence of which it becomes aware which is material in the context of the offering and sale of the Shares, including any event which shall lead the Placement Agent to reasonably believe that the Registration Statement, the Prospectus or any of the Marketing Materials is or will be misleading in any material respect, or which affects any of the representations, warranties, agreements and indemnities by the Placement Agent contained in this Agreement (or which would have affected any of the same if this Agreement had been entered into immediately thereafter), and will take such steps as may be reasonably requested by the Trust to remedy and/or publicize the same;

(g) the Placement Agent will ensure that all of its associated persons involved in offering and selling the Shares have all necessary licenses and registrations to do so under applicable law;
(h) the Placement Agent is registered under the Exchange Act, as a broker-dealer and is a member of FINRA and will comply with all applicable rules and regulations related to providing the services hereunder. The Placement Agent has, and will maintain during the term of this Agreement, all licenses and registrations necessary under applicable federal and state laws, rules and regulations, including the rules and regulation of any self-regulatory organization (including FINRA) with competent jurisdiction, to provide the services required to be provided by the Placement Agent hereunder;
(i) the Placement Agent will deliver or cause to be delivered to each potential investor, prior to the time of any purchase of Shares, a copy of the Prospectus; and
(j) the Placement Agent will require any other person appointed as Sub-Placement Agent to offer the Shares for sale, or solicit offers to buy the Shares, only in accordance with this Agreement and the procedures described in the Registration Statement and the Prospectus.
7. Payment of Fees and Expenses; Right of Participation.
(a) The Placement Agent shall be paid, upon consummation of the Offering, a transaction fee, payable in cash equal to five percent (5%) of the gross proceeds received by the Trust from the sale of the Shares by the Placement Agent at the Closing Date (“Cash Fee”) which will be paid to, and allocated by, the Placement Agent among any Sub-Placement Agents in its sole discretion, if applicable. In addition to the Cash Fee, the Sponsor has paid the Placement Agent $50,000 of advisory or consulting fees for services provided in connection with the Offering, which shall be reimbursed to the Sponsor if the Offering is not consummated, in compliance with FINRA Rule 5110(g)(4)(B). In the event $20,000,000 or more is raised in the Offering, the Trust will pay the Placement Agent an additional $50,000 within three (3) months of the Closing Date, and in the event $50,000,000 or more is raised in the Offering, such amount will be paid within one (1) month of the Closing Date.
(b) Whether or not the transactions contemplated by this Agreement and the Registration Statement are consummated or this Agreement is terminated, the Trust hereby agrees to pay the following reasonable and documented costs and expenses incurred by the Placement Agent incident to the Offering, subject to the limitations of FINRA Rule 2310 and 5110, as applicable:
(i)   all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Placement Agent and dealers;

(ii)    all fees and expenses in connection with filings with FINRA’s Public Offering System;
(iii)   all fees, disbursements and expenses of the Trust’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering;
(iv)   all reasonable expenses in connection with the qualifications of the Shares for offering and sale under state or blue sky laws, up to $5,000;
(v)   all reasonable travel expenses of the Placement Agent’s officers, directors and employees and any other expense of the Placement Agent incurred in connection with attending or hosting meetings with prospective purchasers of the Shares, with such expenses incurred directly by the Placement Agent not to exceed $10,000 in the aggregate;
(vi)    any stock transfer taxes incurred in connection with this Agreement or the Offering;
(vii)   the costs associated with preparing certificates representing the Shares;
(viii)  the cost and charges of any transfer agent or registrar for the Shares; and
(ix)    Placement Agent’s counsel’s fees and third-party due diligence expenses, collectively, up to $75,000 and for the avoidance of doubt, these fees do not include the fees described under clause (iii) herein.
(c) The Trust agrees that beginning upon consummation of the Offering for a period of six (6) months, it shall provide the Placement Agent with the right to participate as a financial advisor or to act as a joint financial advisor (in the event the Trust has engaged a separate financial advisor in respect thereof) on the same economic terms contained in this Agreement (unless otherwise agreed) in connection with any public or private financing of the Trust through the sale of the Trust’s equity for cash (collectively, “Future Services”); provided that, in compliance with FINRA Rule 5110(g)(5)(B), the Trust’s exercise of its right of termination under Section 12(d) eliminates any obligations with respect to any right of participation under this Section 6(c).
In the event the Trust notifies the Placement Agent of its intention to pursue an activity that would enable the Placement Agent to exercise its right of participation to provide Future Services under this Section 6(c), the Placement Agent shall notify the Trust of its election to provide such Future Services, including notification of the compensation and other terms to which the Placement Agent claims to be entitled and that the representations and warranties would remain true and correct at the time of such engagement, within seven (7) calendar days of written notice by the Trust. In the event the Trust engages the Placement Agent to provide such Future Services, the Placement Agent will have a right to participate with respect to at least twenty five percent (25%) of the total amount being sold in each such financing event.
For the avoidance of doubt, the right of participation contained in this Section 6(c) shall not apply to any securities offering in which the Trust does not engage a financial advisor, investment bank, finder or similar advisor.

8. Conditions of Placement Agent’s and Trust’s Obligations.
The obligations of the Placement Agent and the Trust to effect the transactions contemplated under this Agreement are subject to the fulfillment of the following conditions, any one or more of which may be waived by mutual agreement of the Placement Agent and the Trust:
(a)  the Placement Agent and the Trust shall each have performed and complied in all material respects with the covenants contained in this Agreement required to be performed and complied with by it prior to each date on which the Shares are offered and each of the representations and warranties of the Trust and the Placement Agent set forth in this Agreement shall be true and correct in all material respects as of such date;
(b)  the Trust shall have entered into the Escrow Agreement with the Escrow Agent, which shall be substantially in the form filed with the SEC as an exhibit to the Registration Statement, as of the date of effectiveness of the Registration Statement;
(c)  this Agreement shall have been duly executed and delivered and be in full force and effect;
(d)  the Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated the Closing Date, of  an authorized officer of the Trust to the effect that: (i) the representations, warranties and agreements of the Trust in this Agreement were true and correct when made and are true and correct as of the Closing Date, except for representations and warranties that speak solely as of an earlier date, which shall be true and correct as of such earlier date; (ii) the Trust has performed all covenants and agreements and satisfied all conditions contained herein, in each case, as required to be performed or satisfied by it at or before the Closing Date; (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Closing Date, neither the Registration Statement nor any Marketing Materials contained any untrue statement of a material fact or omitted to state as of such date a material fact required to be stated therein and necessary to make the statements therein not misleading, and as of the date of effectiveness of the Registration Statement, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of effectiveness of the Registration Statement, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act and (v) there has not occurred any material adverse change in the affairs or business prospects of the Trust;
(e)  one business day prior to the Closing Date, the Placement Agent shall have received confirmation from the Escrow Agent of the balance of the escrow account, which must contain the requisite funds in order for the designated minimum amount of Shares to be sold in the Offering;

(f)  the Placement Agent and the Trust shall have been furnished with such additional information, opinions, certificates and documents as each of them may reasonably request; and
(g)  all actions taken by the Placement Agent and the Trust in connection with the sale of the Shares as contemplated herein and in the Prospectus shall be reasonably satisfactory in form and substance to the Placement Agent, the Trust and their respective counsel.

If any of the conditions specified in this Section 8 shall not have been fulfilled or waived when and as required by this Agreement to be fulfilled or waived, the Placement Agent or the Trust, as applicable, shall inform the defaulting party in writing of each condition which has not been fulfilled or waived and shall permit the defaulting party a reasonable time under the circumstances to fulfill such conditions, after which time this Agreement and all of the Placement Agent’s or Trust’s obligations hereunder, as applicable, may be cancelled by the Placement Agent or the Trust by notifying the defaulting party of such cancellation in writing (which may be delivered by facsimile) at any time at or prior to the Closing Date, and the sale of the Shares to be made at the Closing Date shall not take place. Any such cancellation or termination shall be without liability of any party to any other party except that obligations that may arise in accordance with Sections 7 and 9 shall continue after termination of this Agreement.
9. Indemnification and Contribution.
(a) For the purposes of this Section 9, an entity’s “Indemnified Parties” shall include such entity’s officers, directors or trustees, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
(b) The Trust agrees to indemnify, defend and hold harmless the Placement Agent, and its Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which the Placement Agent, or its respective Indemnified Parties, may become subject, under the federal securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Trust, any material breach of a covenant contained herein by the Trust, or any material failure by the Trust to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any Marketing Materials or any amendment thereof or supplement thereto; (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any Marketing Materials or any amendment thereof or supplement thereto necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading under the circumstances; or (iv) any claim by a Sub-Placement Agent (as defined below) against the Placement Agent or any of its Indemnified Parties as a result of (i)-(iii) above, and the Trust will reimburse the Placement Agent, and its Indemnified Parties, for any legal or other expenses reasonably incurred by the Placement Agent, and its Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Trust by either the Placement Agent or by or on behalf of any Sub-Placement Agent, in each case expressly for use in the Registration Statement or any such post-effective amendment thereof, or the Prospectus or any Marketing Materials or any such amendment thereof or supplement thereto. The indemnification hereunder will be in addition to any liability which the Trust may otherwise have.

(c) The Placement Agent will indemnify, defend and hold harmless the Trust and its Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the federal securities laws or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Placement Agent, any material breach of a covenant contained herein by the Placement Agent or any Sub-Placement Agent, or any material failure by the Placement Agent or any Sub-Placement Agent to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (b) any untrue statement or any alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto or in the Prospectus, any Marketing Materials or any amendment thereof or supplement thereto solely to the extent, that such untrue statement or alleged untrue statement was made in reliance upon and in conformity with the Placement Agent Information (as defined herein); (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus, any Marketing Materials or any amendment thereof or supplement thereto necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading under the circumstances solely to the extent, that such omission or alleged omission was made in reliance upon and in conformity with the Placement Agent Information; (d) any use of sales literature by the Placement Agent or any Sub-Placement Agent not authorized or approved by the Trust or any use of “broker-dealer use only” materials with members of the public concerning the Shares by the Placement Agent or any Sub-Placement Agent; (e) any untrue statement made by the Placement Agent, any Sub-Placement Agent or their respective representatives or agents or omission to state a fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (f) any failure by the Placement Agent or any Sub-Placement Agent to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act of 2001; or (g) any other failure by the Placement Agent or any Sub-Placement Agent to comply with applicable rules and regulations of FINRA; provided, however, that the obligation of the Placement Agent to indemnify the Trust (including any controlling person, director or officer thereof) shall be limited to the amount of the placement agent discount and commissions applicable to the Shares to be sold by the Placement Agent hereunder. With respect to the preceding sentence, the Trust acknowledges that the only information furnished in writing by the Placement Agent for use in the Prospectus is (i) its name in the Prospectus, (ii) the second sentence in the first paragraph under “Plan of Distribution—Placement Agent”; (iii) the first sentence in the first paragraph under “Plan of Distribution—Marketing”; and (iv) the fourth paragraph under “Plan of Distribution—Subscriptions & Escrow” (the “Placement Agent Information”).

(d)  Notwithstanding anything in this Agreement to the contrary, neither the Trust nor the Placement Agent shall be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by the Trust or the Placement Agent, as applicable, or for damages occurring directly or indirectly by reason of circumstances beyond its reasonable control.
(e)  Notwithstanding any of the foregoing to the contrary, the provisions of this Section 9 shall not be construed so as to provide for the indemnification of any indemnitee or its Indemnified Parties for any liability (including liability under federal securities laws which, under certain circumstances, impose liability on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 9 to the fullest extent permitted by law.

(f)  Nothing in this Section 9 shall protect any indemnified party against, or entitle any Indemnified Party to indemnification against, or contribution with respect to, any liability which such indemnified party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties as determined in a final non-appealable judgment of a court of competent jurisdiction.
10. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements in this Agreement and any documents delivered by or on behalf of the Trust in connection with this Agreement shall survive the offer and sale by the Placement Agent of any Shares until this Agreement is terminated or cancelled pursuant to Section 11. The provisions of Sections 7 (to the extent provided in Section 12), 9, 10, 14, 15, 16, 17, and 19 shall survive the termination or cancellation of this Agreement.
11. Term. This Agreement shall be effective as of the date hereof and shall terminate immediately after the Closing Date, or such earlier or later date as mutually agreed upon in writing by the Trust and the Placement Agent.
12. Termination.
(a) The Trust shall have the right to terminate this Agreement on thirty (30) days’ prior written notice to the Placement Agent (in accordance with Section 14 of this Agreement).
(b)  The Placement Agent shall have the right to terminate this Agreement forthwith by promptly notifying the Trust (in accordance with Section 14 of this Agreement), at any time prior to the Closing Date, if:
(i) there shall have been, since the date as of which information is given in the Prospectus, any material adverse change (not promptly corrected to the satisfaction of the Placement Agent after notice thereof to the Trust from the Placement Agent) in the affairs or business prospects of the Trust;

(ii) there shall have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is in the judgment of the Placement Agent such as to make it impracticable or inadvisable to proceed with the offering and delivery of the Shares on the terms and in the manner contemplated in this Agreement or the Prospectus; or

(iii) a banking moratorium or exchange controls shall have been declared by United States or New York State authorities.
(c)  This Agreement will terminate automatically in the event of its assignment.
(d)  If the Placement Agent shall fail in any material respect to comply with its obligations hereunder and such failure is not cured within 30 days of notice from the Trust, given in accordance with Section 14 of this Agreement, the Trust shall have the right to terminate this Agreement.
(e)  If this Agreement is terminated in accordance with Section 11 or Section 12, then termination shall be without liability of any party to any other except for obligations that may arise in accordance with Section 9, provided, however, that any incurred and unpaid expenses permitted by Section 7(b) shall be payable in the manner described in Section 7(b).
13. Delegation of Powers. The Placement Agent, with the prior written consent of the Trust, which consent shall not be unreasonably withheld, shall be entitled, at its own expense, to delegate all or any of its duties, functions or powers under this Agreement to another person or persons as sub-placement agents (each, a “Sub-Placement Agent”). Notwithstanding the foregoing, the Placement Agent shall remain liable for the performance of its obligations under this Agreement and for the actions of any Sub-Placement Agent appointed by it pursuant to this Section 13.
14. Notices.
Except as otherwise provided herein, all communications hereunder shall be in writing sent by courier or registered air mail, or by facsimile or electronic means (and, in respect of communications sent by facsimile or electronic means, confirmed in writing sent by courier or registered air mail), to the requisite party, at its address as follows:
If to the Placement Agent:
Oasis Pro Markets LLC
1 Thorndal Circle
Darien, CT 06820
Attn: Pat LaVecchia
Email: Pat@oasispromarkets.com

If to the Trust:
wShares Bitcoin Fund
2 Park Avenue, 20th Floor
New York, New York 10016
Attn: William Cai
Email: will@wilshirephoenix.com
or to such other address as to which the party receiving the notice shall have notified the other party in writing.
15. Parties.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent and the Trust, and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any other person except the parties hereto any rights or remedies hereunder. Neither the Placement Agent nor the Trust shall be entitled to assign its respective rights, interests or obligations hereunder without the written consent of the other party hereto; provided, however, that none of the foregoing shall restrict the ability of the Placement Agent, in its sole discretion, to appoint affiliates or designees to fulfill any or all of its obligations under this Agreement to the extent the Placement Agent deems appropriate, subject to compliance with applicable laws, rules or regulations; provided that such affiliates and designees agree in writing to assume the Placement Agent’s liabilities and perform the Placement Agent’s obligations under the terms of this Agreement. The Placement Agent shall be responsible, and shall indemnify the Trust to the fullest extent permitted by law, for any breach of any term of this Agreement by an affiliate or designee of the Placement Agent to perform services under this Agreement.
16. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The courts located in New York shall have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and, accordingly, any suit, action or proceeding arising out of or in connection with this Agreement may be brought in such courts.
17. Entire Agreement; Amendment; Severability. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except by a writing signed by the parties. If any provision or any part of a provision of this Agreement shall be found to be void or unenforceable, it shall not affect the remaining part which shall remain in full force and effect.
18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile, .pdf transmission or other electronic means shall constitute effective execution and delivery of this Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf transmission or other electronic means shall be deemed to be their original signatures for all purposes.

19. Confidentiality.
Each party acknowledges that, in performing its obligations under this Agreement, it may have access to confidential and proprietary information of the other party (“Confidential Information”). By way of illustration but not of limitation, “Confidential Information” includes any “nonpublic personal information” (as defined in SEC Regulation S-P or Federal Trade Commission Regulation 313) regarding prospective investors and members, trade secrets, data, know-how, accounting data, statistical data, financial data or projections, forecasts, business practices or policies, research projects, reports, development and marketing plans, strategies, or other business information that is not generally known or available to the public. The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of an improper disclosure by the disclosing party; (ii) was rightfully available to a party on a non-confidential basis before its disclosure by the other party; (iii) becomes available to a party on a non-confidential basis from a source other than the other party, provided that such source is not prohibited from transmitting the information by a contractual, legal, or fiduciary obligation; or (iv) is required by applicable law, regulation or regulatory authority, including, but not limited to, the Exchange Act, as amended, to be disclosed in connection with the Trust’s operations. Notwithstanding anything contained herein to the contrary, each of the Placement Agent and the Trust understands and agrees that the material terms of this Agreement will be disclosed in the Trust’s Registration Statement and Prospectus in respect of the offering of the Shares, and the form of this Agreement will be filed as an Exhibit to the Registration Statement in respect of the offering of the Shares.
Except to the extent necessary to perform its obligations under this Agreement, neither party may disclose or use any of the other party’s Confidential Information. Each party will maintain the confidentiality of the other party’s Confidential Information in its possession or control in the same manner as it maintains its own Confidential Information. For the avoidance of doubt, no party may provide information concerning the Trust, prospective investors or limited partners/members to any third party knowing that such third party may use such information in any form of publication, whether publicly or privately distributed, without the express prior approval of the other party. Each party will limit the disclosure of the other party’s Confidential Information to those of its employees, legal representatives and agents with a need to know such Confidential Information for purposes of this Agreement. Each party will use reasonable care to prevent its employees, legal representatives and agents from violating the foregoing restrictions. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law or by an order or decree of any court or other governmental authority; provided, however, that each party will, if legally compelled to disclose such information: (i) provide the other party with prompt written notice of that fact so that the other party may attempt to obtain a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 19; (ii) disclose only that portion of the information that a party’s legal counsel advises is legally required; and (iii) endeavor to obtain assurance that confidential treatment will be accorded the information so disclosed.
On written request or on the expiration or termination of this Agreement, each party will return to the other party or destroy all Confidential Information in its possession or control, provided that each party may retain a single archival copy of any document or information that such party is obligated to maintain pursuant to record keeping requirements to which it is subject under applicable laws, rules or regulations, but for only so long as such records are required to be maintained.

20. The Sponsor.  It is expressly understood and agreed by the Placement Agent that:
(a)  this Agreement is executed and delivered on behalf of the Trust by the Sponsor of the Trust, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it;
(b)  the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust;
(c)  nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and
(d)  under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Trust and the Placement Agent have caused their duly authorized representatives to execute this Agreement as of the date first written above.

WSHARES BITCOIN FUND

By:	Wilshire Phoenix Funds LLC, as Sponsor of the Trust

By:
Name:
Title:

OASIS PRO MARKETS LLC

By:
Name:
Title:

Exhibit A
Marketing Materials